Building Tomorrow Today THE STERLING WAY —— 2025 SUSTAINABILITY REPORT

Introduction | Corporate Governance | Safety | People | Planet | Appendix

INTRODUCTION

04 About Sterling
05 Awards and Industry Recognition
07 Messages from Our Leaders
12 The Sterling Way
13 Sustaining Our Commitment
14 Forging a Sustainable Future

CORPORATE GOVERNANCE

16 A Foundation of Integrity and Transparency
17 Ethics and Compliance
18 Risk Management

SAFETY

20 It All Starts with Safety
21 Employee Protection and Safety Guidance
22 Innovation and Improvement

PEOPLE

24 People, Our Most Precious Resource
25 A Holistic Approach to Employee Health and Wellness
26 Developing Future Leaders
28 Supporting Our Communities
31 Investing in Future Generations

PLANET

35 Protecting Our Environment Starts Before Construction Even Begins
36 Applying Technology To Reduce Environmental Impacts
37 Sustainable Investments
38 Clean Water and Sanitation-Related Projects
39 Projects in Environmentally Sensitive Areas
42 Revitalization and Recycling

APPENDIX

44 About This Report
45 Sterling Internal and External Stakeholders
46 Our Actions and Initiatives
47 SASB Framework: Engineering and Construction Services
48 TCFD Recommended Disclosures
49 Sustainability Reporting Roadmap



This report provides Environmental, Social and Governance (ESG) information to stakeholders. Report release date: 3/20/2025, reflects activity beginning in 2020. We intend to provide annual updates to this report and periodic updates on our website, strlco.com. The data in this report are unaudited.

Texas Sterling Construction (TSC) (Transportation Solutions) was a contractor at this project site.

The Sterling Way – 2025 Sustainability Report 2

The Sterling Way — 2025 Sustainability Report 3 In This Section 04 About Sterling 05 Awards and Industry Recognition 07 Messages from Our Leaders 12 The Sterling Way 13 Sustaining Our Commitment 14 Forging a Sustainable Future Ralph L. Wadsworth (RLW) (Transportation Solutions) project site Introduction Corporate Governance Safety People Planet Appendix

The Sterling Way — 2025 Sustainability Report 4 About Sterling Sterling Infrastructure, Inc. (“Sterling” or “the Company”) operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for data centers, manufacturing, e-commerce distribution centers, warehousing and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work and plumbing services and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors — that is The Sterling Way. For more information about Sterling, visit our website at strlco.com. “ We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.” — Joe Cutillo, CEO Safety Corporate Governance People AppendixPlanetIntroduction

The Sterling Way — 2025 Sustainability Report 5 2024 ENR Lists #41 Top 50 Domestic Heavy Contractors Chronicle 100 2024 #16 Forbes 2025 #12 Most Successful Mid-Cap Companies Investors Business Daily Best Companies of 2024 #3 2024 Best CEO, Best CFO, Best IR Professional, Best IR Program, Best IR Team Institutional Investor Banicki Construction, Inc. + 2024 ACEC Arizona Engineering Excellence Award, Beale Street Streetscape Revitalization CMAR, Arizona Ralph L. Wadsworth Construction Company, LLC (RLW) Sterling Corporate Sterling Corporate Sterling Subsidiaries ENR Project Awards Awards and Industry Recognition + 2024 Infrastructure Construction Excellence Award, Colorado Contractors Association + 2024 Mountain States Regional Best Highway, Best Bridge Project, I-80/I-215 + 2024 ACI Intermountain Chapter Excellence Award in Concrete Awards Program, I-80/I-215, and Parlay’s Trail projects, Utah #59 Top 400 Contractors #66 Top 100 Contractors by New Contracts #167 Top 250 Global Contractors Plateau Excavation, Inc. Top 20 Firms in Excavation Top 600 Specialty Contractors #73 #1 Plateau Excavation, Inc. Petillo Companies #161 Safety Corporate Governance People AppendixPlanetIntroduction

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Safety Awards

E-Infrastructure Solutions

Petillo

+ 2024 UTCA Contractors Safety Award



UTCA

+ 2024 New Jersey Work Zone Safety Excellence Award


New Jersey
Work Zone Safety
Excellence Award
William Luke

2024
Work Zone Safety
Excellence
Awards

Plateau

+ Received 43 Client Safety Awards in 2024





Transportation Solutions

RLW

+ 2024 5-Star Diamond Award, AGC Utah
+ 2025 AGC Construction Safety Professional of the Year, AGC – The Construction Association
+ 2024 AGC Construction Safety Excellence, AGC - The Construction Association


CONSTRUCTION

AGC
NATIONAL GOVERNOR
HIGHWAY DIVISION

Banicki

+ 2024 Arizona AGC Safety Professional of the Year, AGC - The Construction Association, Arizona Chapter
+ 2024 National AGC Award, National Associated General Contractors of America



Texas Sterling Construction (TSC)

+ 2024 Sapphire Status Certificate, BCSP Certification Champions Program
+ 2024 AGC Construction Safety Excellence, AGC - The Construction Association
+ 2024 ARTBA National Safety Award, Medium Contractor


CONSTRUCTION

Pages 5 and 6 list some of the most recent awards Sterling and Sterling subsidiaries have received.
- Associated General Contractors of America (AGC)
- American Council of Engineering Companies (ACEC)
- American Road & Transportation Builders Association (ARTBA)
- *Engineering News-Record* (ENR)
- *Forbes* 2025 America's Most Successful Mid-Cap Companies annual list
- Chronicle 100, publicly traded companies in the Houston area ranked using performance criteria (total revenue, annual growth in earnings per share, annual revenue growth and one-year total return)
- Extel (formerly Institutional Investor Research) 2024 All-America Executive Team, Midcap rankings ($2B to $10B) within company's sector
- Investor's Business Daily® a Dow Jones affiliate
- Utility & Transportation Contractors Association (UTCA)

The Sterling Way – 2025 Sustainability Report 6

The Sterling Way — 2025 Sustainability Report 7 In today’s rapidly evolving world, infrastructure is the backbone of progress. Sterling is playing a crucial role in building the data infrastructure that enables our increasingly interconnected way of life, the manufacturing production coming back to the United States, the highways, bridges and airports that connect us and the homes we live in. For Sterling, 2024 was another great year. To our shareholders, we delivered another year of record results, with revenue growth of 7%, adjusted EBITDA growth of 23% and adjusted EPS growth of 37%. With the opportunities we are seeing ahead and our continued focus on margin expansion, we believe we are in an excellent position to deliver strong earnings growth in the years ahead. We are extremely excited about what the future holds for Sterling. This year’s report showcases our company-wide efforts to build a better future. Our people implement real change through sustainability-focused initiatives, partnerships and engagements that go beyond our organization. Some of the ongoing initiatives within our operations include testing next-generation heavy equipment for the largest yellow iron suppliers and exploring new technologies on and off project sites. Beyond reducing emissions across our fleet, these endeavors allow for early access to enhanced, fuel-efficient equipment and help our partners improve their next-generation machines. By testing new technologies, we are able to bring innovative solutions to our projects and service our customers in a more sustainability- minded manner. These are just a few examples of our current initiatives, but there is still much more to be done. Moving forward in 2025 and beyond, we remain committed to incorporating new and innovative sustainable solutions across our business. Joe Cutillo, CEO A Message from Our Chief Executive Officer, Joe Cutillo We remain focused on and committed to our strategic vision to solidify the base, grow in new high-return markets and deliver more value to our customers than ever before. + 2024 revenue growth of 7% + Adjusted EBITDA increased 23% in 2024 + Adjusted EPS growth of 37% + Operating cash flow generation $497.1 million + Net cash position $347.9 million at 12/31/2024 Joe proudly serves on the Board of the American Road & Transportation Builders Association (ARTBA) At Sterling, we build and service the infrastructure that enables our economy to run, our people to move and our country to grow. The Company defines EBITDA as GAAP net income from continuing operations of $257.5M + depreciation and amortization of $68.4M – net interest income of $2.4M + taxes $87.4M for an EBITDA of $410.9M for the year ended December 31, 2024. The Company defines Adjusted EBITDA as EBITDA – the net gain on deconsolidation of subsidiary of $91.3M + acquisition related costs of $0.4M for Adjusted EBITDA of $320.0M. The Company defines adjusted net income from Continuing Operations as GAAP net income from Continuing Operations of $257.5M excluding the impact of the net gain on deconsolidation of subsidiary of $91.3M + acquisition related costs of $0.4M + the income tax impact of these adjustments of $23.3M for adjusted net income of $189.9M. The tax impact of adjustments is determined by using the Company’s quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate. Adjusted net income of $189.9M ÷ diluted weighted average common shares outstanding of 31.146M for Adjusted EPS of $6.10. Safety Corporate Governance People AppendixPlanetIntroduction

Long-Term Value Creation Taking Action and Making a Difference The Sterling Way — 2025 Sustainability Report 8 As Chief Operating Officer, part of my role includes helping to align Sterling’s operational activities with our strategic vision. This is vital in our efforts to grow as a leading infrastructure services provider. Equally important is our safety culture. By fostering a safe and sound culture, we aim to get our employees home to their families every day. Through rigorous safety training and constant education, we strive to mitigate risk while keeping our employees and communities as safe as possible. As we grow our business portfolio with new opportunities, it is critical that we evaluate new sustainable, advanced technologies and next-generation assets. We promote an entrepreneurial culture and empower our teams to advance our service offering to exceed customer expectations. We continually look for ways to mitigate risks, exceed stakeholder expectations and drive long-term value for our shareholders. Additionally, we embrace opportunities to incorporate innovative solutions and promote sustainable practices throughout our companies and all the work we do. We strive to increase climate resilience, improve water management and recycle raw materials at the project sites to reduce construction waste and our carbon footprint. And, through supply chain due diligence, we are able to improve operational and resource efficiencies. Not only do our endeavors deliver lasting value for our stakeholders, but they also are essential to building a better, brighter future for all. As a leader in infrastructure, I’m proud of the actions Sterling takes and look forward to implementing even more in the years to come. Sterling continues to pursue strategic investments aligned with operational and profitability goals. As we explore new avenues of growth, we believe strategic alignment across all aspects of our company, including financial expertise, strategic decision making and managing shareholder expectations, is critical for the success of Sterling’s long-term goals. As Chief Financial Officer, I have a responsibility to help us pursue the best returns that allows us to grow in key markets. Through our strategic endeavors, we have established a solid financial foundation and a diverse and strong portfolio of businesses. In addition, we believe we are well-positioned to take advantage of additional opportunities to generate significant shareholder value with our strong balance sheet and cash generation position. In regard to sustainability, my responsibilities include safeguarding that Sterling operates with transparency and accountability and that we stay abreast of the ever-changing regulatory environment that impacts not only our operations but also our neighboring communities and the environment. In addition, we remain vigilant to how we respond to climate-related risks that may impact our business. Ronald A. Ballschmiede, Interim Chief Financial Officer & Chief Accounting Officer Dan Govin, Chief Operating Officer + We continue to pursue strategic investments in projects and businesses that meet our operational goals and overall profitability targets. + Our capital equipment investments support changing levels of production activities and replace retiring equipment. + Through technology and internal audit collaborations, we are establishing controls for accuracy and reliability of sustainability-related data. Ronald currently serves or has served as a Board member of The Woodlands Texas Children’s Hospital Advisory Council, the Board of Executive Advisors for Northern Illinois University College of Business and the Chicago Better Business Bureau. Safety Corporate Governance People AppendixPlanetIntroduction

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Security and Integrity of our Systems



The security and integrity of Sterling's information systems are of paramount importance. Our daily operations rely on information technology ("IT") systems to achieve our business objectives. We understand the need to protect the confidentiality, availability and integrity of our systems and data. We rely on industry-accepted measures to securely maintain confidential information on our IT systems.

We remain diligent through continuous monitoring and governance of our systems.

As Chief Information Officer, I help explore and deliver innovative technologies and capabilities to drive growth and support operations and am responsible for our cybersecurity and the potential risks and threats we face. The Company also invests in modern cybersecurity tools to protect our systems and data from attacks and compromises.

We periodically audit our existing network and upgrade as needed. Additionally, we believe ongoing employee awareness and training play a critical role in data security and include policies, processes and controls designed to protect against cybersecurity threats.

We are committed to the continuous improvement of our cybersecurity as we recognize the ever-evolving nature of threats and the need to adapt accordingly. We plan to focus on expanding our cybersecurity leadership, resources and expertise as well as enhancing our governance and processes.

Sarah W Miller

Sarah Miller,
Chief Information Officer

Excellence Guided by Governance



As Sterling's Chief Compliance Officer, one of my top priorities is governing what is most valuable to our shareholders and stakeholders. This requires that I stay proactive, engaged and informed in order to offer a comprehensive perspective of governance in the dynamic and ever-changing regulatory environment in which we operate.

We maintain our Governance and Compliance program as a critical foundation for our organizational sustainability efforts, helping align these efforts with our corporate strategy. Because of this, our sustainability report will always begin with the Corporate Governance section.

As the sustainability-related regulatory landscape continues to evolve, we will persist in monitoring what is currently in focus while also being mindful of corporate social responsibility actions that could be impactful to our industry in the years ahead.

Mark D. Wolf, General Counsel,
Chief Compliance Officer & Corporate Secretary

Mark was named to the 2025 Texas General Counsel Powerlist by Legal 500, a global organization that provides resources to in-house lawyers and law firms. This recognition is given to in-house lawyers that have been instrumental in driving their business forward in innovative ways. Mark is also a proud member of the Texas General Counsel Forum.

The Sterling Way – 2025 Sustainability Report 9

Communicating Our Commitment Our Momentum Makes Us Even Stronger The Sterling Way — 2025 Sustainability Report 10 As Vice President of Investor Relations, I am dedicated to building strong, long-term relationships with our investors and the broader stakeholder communities. At Sterling, we believe that the foundation of these relationships is clear, open and constructive communication — essential not only to our shared success, but also to our standing as an industry leader. Trust is earned through transparency and accountability. That is why sustainability and responsible business practices remain at the core of our corporate strategy. By proactively addressing environmental and social challenges, we believe we will remain resilient and well-positioned for future growth. As we continue advancing our sustainability initiatives, we recognize the increasing importance of monitoring emerging risks, managing supply chain complexities and prioritizing technology, data ecosystems and consumer needs. Throughout the year, we actively engage with investors to share our progress and gain valuable insights into their evolving sustainability priorities. Our commitment to ESG principles goes beyond compliance; it fosters meaningful shareholder and stakeholder engagement, drives innovation and accelerates growth. Our world is advancing at a dizzying pace. In everything from information, communications and automation to manufacturing and distribution, new technologies are emerging seemingly overnight. As a result, U.S. infrastructure is constantly changing as well. To remain a leader in infrastructure innovation, it’s imperative we meet the needs of today while also delivering on the promises of tomorrow with sustainable solutions that benefit shareholders and stakeholders alike. In my role, I’m excited to help communicate Sterling’s continuing sustainability efforts in this latest report. We begin by focusing on Corporate Governance and Safety. Responsible business practices and protecting our employees form the foundation of our sustainability commitment. The People section recognizes our employees for their countless volunteer hours and how education initiatives inspire future leaders. The Planet section highlights how Sterling works diligently to protect the environment by recycling jobsite materials, addressing extreme weather and water scarcity, reducing waste and increasing operational efficiency. I’m proud of our accomplishments, but there’s a lot yet to be done. As infrastructure continues to evolve, we are committed to continue investing in the time, technology and responsible business practices needed to care for our people, our customers, our investors, our communities and the environment. That is The Sterling Way. Noelle Dilts, CFA VP of Investor Relations and Corporate Strategy Mary Gonzalez, EdD Head of Strategic Communications and Sustainability Mary serves as VP of Communications for the National Investor Relations Institute (NIRI), Houston Chapter, and VP of Marketing for Power On Heels Fund. Mary was a professor at the University of St. Thomas Houston (UST), Cameron School of Business MBA/BBA program’s Sustainability and Corporate Governance class. She also taught Emergency Management at the Kolbe School of Innovation and Professional Studies in their Pragmatic Studies program. Mary is a member of Celt Women’s Network Mentor and the UST Alumni Association.Noelle is a member of the National Investor Relations Institute (NIRI) Denver and Houston Chapters. Sterling and S&P 500 price performance 12/29/2023 to 12/31/2024. For more information about Sterling’s Investor Relations, visit our website at strlco.com. + In 2024, STRL share price increased 91.5% versus a 23% increase in the S&P 500. + Leveraging our work across the sustainability landscape encourages meaningful shareholder and stakeholder engagement and helps to create a cycle of continuous improvement. Safety Corporate Governance People AppendixPlanetIntroduction

It All Starts with Safety The Sterling Way — 2025 Sustainability Report 11 Sterling’s workforce is like a family that cares about each other. Our employees are vital to our Company, its growth and the ability to deliver innovative infrastructure projects. Creating a safe work environment for our employees is paramount in our organizations. We understand the impact of incidents on our workers, families, partners and the environment and the devastation they may cause. This is why we are focussed on getting our employees home to their families, and the communities where they live and work, at the end of each day. Our safety processes are created to foster our safety culture where employees can thrive and speak freely about workplace safety, report incidents and stop work if necessary. The process that drives our program is called Safe and Sound, and it is based on Commitment, Communication, Sound Practices, Training, Accountability and Empowerment. Safe and Sound receives direct support from the Executive Leadership Team and Management across our organization and allows us to map our systems to drive our safety culture. Our systems are continually improving for the betterment of our employees. We are adopting innovative processes such as Stuff That Can Kill You (STCKY), Pre-Cursor Analysis and upgrading our safety platform to incorporate the emerging technologies centered around AI. In addition, we are modifying our driving program to improve our interactions with the public on the roadways. Caring for our employees and the public will always be in the culture of Sterling Infrastructure. We firmly believe by effectively managing processes, we are creating the right environment where success is achieved by getting our employees home safely each day. Nick Kakasenko Vice President of Health & Safety Nick is a member of the Board of Certified Safety Professionals and American Society of Safety Engineers. Sterling’s subsidiaries safety training and awards: top image, Petillo (E-Infrastructure Solutions) Safe Act award; bottom images left to right, Petillo safety demonstration; RLW (Transportation Solutions) Safety Training; Petillo Safety Training Introduction Corporate Governance Safety People Planet Appendix

Introduction | Corporate Governance | Safety | People | Planet | Appendix

The Sterling Way – an Integral Part of Our Culture

Sustainability Efforts Since 2020

2020	2021	2022	2023	2024	2025
COVID-19 Response					
Sustainability, a core strategic item on Board's agenda	Sustainability lead role added, reporting to CEO and CFO with direct line to BOD				
ESG-related risks in Enterprise Risk Management (ERM) assessment					
Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits					
	Sustainability presented at Annual Strategy Session, Executive Leadership Team and at Board of Directors meetings	Sustainability presented to division presidents and at Controller's Conference	Internal collaborations continue with Sustainability presented at Sterling Academy		
	Materiality assessment				
	Investor perception studies by ISS Corporate Solutions and The Equity Group				
	Market study by University of St. Thomas, Cameron School of Business MBA class				
	Sustainability in external communications				
		Sterling's CEO leads ARTBA's Transportation Industry ESG recommendations		Sterling's CEO, Joe Cutillo, named Vice Chair At-Large on the Executive Committee, ARTBA	
		Sterling's Sustainability lead co-teaches (volunteer) MBA Sustainability and Governance class at UST	Sterling's Sustainability lead continues at UST and participates as panel speaker at the ESG Winter Forum, panel: Managing a Just Transition: Balancing social and environmental priorities	Sterling's Sustainability lead teaches at UST and serves on the Houston Citizen's Environmental Coalition Communications Committee	
			Sterling joins the UN Global Compact		
	Development of first Sustainability Report	**Building a Better Tomorrow**, The Sterling Way - 2022 Sustainability Report	**Leading the Way**, The Sterling Way - 2023 Sustainability Report	**For Better and Beyond**, The Sterling Way - 2024 Sustainability Report	**Building Tomorrow Today** The Sterling Way - 2025 Sustainability Report

The Sterling Way – 2025 Sustainability Report 12

The Sterling Way — 2025 Sustainability Report 13 Sustaining Our Commitment Building a sustainable future starts with acknowledging the significant challenges ahead, recognizing the tremendous opportunities for increased innovation and responsible practices and minimizing our environmental impact. In 2023, Sterling joined the UN Global Compact initiative, a voluntary leadership platform for the development, implementation and disclosure of responsible business practices. Launched in 2000, the UN Global Compact is the largest corporate sustainability initiative in the world, with more than 15,000 companies and 3,800 non-business signatories based in over 160 countries and more than 69 local networks. The UN Global Compact is a call to companies everywhere to align their operations and strategies with ten universally accepted principles in the areas of human rights, labor, environment and anti-corruption and to take action in support of UN goals and issues embodied in the Sustainable Development Goals (SDGs). Some SDG icons appear at the beginning of report sections and on other pages of the report where applicable. The United Nations’ Sustainable Development Goals (UNSDGs) The 2030 Agenda for Sustainable Development was adopted by all United Nations Member States in 2015 and provides a shared blueprint for peace and prosperity for people and the planet now and in the future. At its heart are the 17 Sustainable Development Goals (SDGs), which are an urgent call for action by all countries in global partnership. SDG 2: Zero Hunger End hunger, achieve food security and improved nutrition and promote sustainable agriculture + People: Supporting Our Communities, New and Ongoing Sponsorship and Support SDG 3: Good Health and Well-Being Ensure healthy lives and promote well-being for all at all ages + People: A Holistic Approach to Employee Health and Wellness, New and Ongoing Sponsorships and Support, Drawn Together for Safety’s Sake + Safety SDG 4: Quality Education Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all + Corporate Governance: Ethics and Compliance + People: Developing Future Leaders, Investing in Future Generations SDG 5: Gender Equality Achieve gender equality and empower all women and girls + Corporate Governance + People: Our Most Precious Resource SDG 6: Clean Water and Sanitation Ensure availability and sustainable management of water and sanitation for all + Planet: Clean Water and Sanitation-Related Projects, Projects in Environmentally Sensitive Areas SDG 12: Responsible Consumption and Production Ensure sustainable consumption and production patterns + Planet: Projects in Environmentally Sensitive Areas, Revitalization and Recycling SDG 13: Climate Action Take urgent action to combat climate change and its impact + Corporate Governance: Risk Management + Planet: Applying Technology To Reduce Environmental Impacts, Projects in Environmentally Sensitive Areas SDG 15: Life on Land Protect, restore and promote sustainable use of terrestrial ecosystems, sustainably manage forests, combat desertification and halt and reverse land degradation and halt biodiversity loss + People: New and Ongoing Sponsorships and Support + Planet: Sustainable Investments, Projects in Environmentally Sensitive Areas SDG 17: Partnership for the Goals Strengthen the means of implementation and revitalize the Global Partnership for Sustainable Development + Corporate Governance: Ethics and Compliance + People: Investing in Future Generations + Planet: Sustainable Investments, Clean Water and Sanitation-Related Projects, Projects in Environmentally Sensitive Areas, Revitalization and Recycling + Safety SDG 7: Affordable and Clean Energy Ensure access to affordable, reliable, sustainable and modern energy for all + Planet: Sustainable Investments, Projects in Environmentally Sensitive Areas SDG 8: Decent Work and Economic Growth Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all + Corporate Governance: Ethics and Compliance + People: Developing Future Leaders, Investing in Future Generations, Supporting Our Communities SDG 9: Industry, Innovation and Infrastructure Build resilient infrastructure, promote inclusive and sustainable industrialization and foster innovation + Corporate Governance: Ethics and Compliance + People: Investing in Future Generations + Planet: Applying Technology To Reduce Environmental Impacts, Sustainable Investments + Safety SDG 11: Sustainable Cities and Communities Make cities and human settlements inclusive, safe, resilient and sustainable + Corporate Governance: Ethics and Compliance + People: Developing Future Leaders, Investing in Future Generations + Planet: Projects In Environmentally Sensitive Areas, Revitalization and Recycling + Safety Items referenced are examples of our strategic initiatives. Safety Corporate Governance People AppendixPlanetIntroduction

The Sterling Way — 2025 Sustainability Report 14 Forging a Sustainable Future We build and service the infrastructure that enables our economy to run, our people to move and our country to grow. In everything we do, whether it’s site development for a large data center campus, the construction of a new highway overpass or the pouring of residential foundations, we understand that it is incumbent upon us to ensure our work reflects and adheres to our principles and strategic vision. We seek to innovate and improve today as we prepare for the needs of tomorrow. The following are some of Sterling’s sustainability-implemented practices and planned initiatives. + Integrate climate-related risks into key governance processes; enhance Board-level oversight through audit and emerging risk oversight + Support a cross-functional team that includes sustainability, governance, finance and compliance colleagues + Assess financial impact of climate risk and how it relates to revenues, expenditures, assets, liabilities and capital + Adapt existing enterprise-level and other risk management processes to take account of climate risk + Use the same quality assurance and compliance approaches for climate-related information for finance, management and governance disclosures + Reduce and neutralize our greenhouse gas (GHG) emissions through short-term and long-term initiatives Images from Sterling’s subsidiaries as listed: 1. Plateau (E-Infrastructure Solutions) mission critical project site; 2. Banicki (Transportation Solutions) West Air Cargo project site; 3. Tealstone Commercial and Residential Concrete (Building Solutions) project site; 4. RLW (Transportation Solutions) water reservoir project site; 5. RLW employees; 6. Plateau drone technology application at project site 4 1 6 3 5 2 Safety Corporate Governance People AppendixPlanetIntroduction

The Sterling Way — 2025 Sustainability Report 15 Governance Corporate In This Section 16 A Foundation of Integrity and Transparency 17 Ethics and Compliance 18 Risk Management Sterling’s Board of Directors and Executive Management Team during strategy session project site visit Introduction Corporate Governance Safety People Planet Appendix

The Sterling Way — 2025 Sustainability Report 16 Board Governance Guidelines, Ethics and Business Conduct We are committed to strong and effective governance practices that are intended to promote and protect the interests of our shareholders. Our Board Governance Guidelines, along with the charters of the standing committees of our Board, provide the framework for the governance of the Company and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and Management levels. Our Board Governance Guidelines and our Code of Business Conduct are available at strlco.com under Investor Relations/Corporate Governance/Board Governance and /Code of Conduct, respectively. Both are available in print to any shareholder who requests a copy. Amendments to or waivers of our Code of Business Conduct granted to any of our Directors or Executive Officers will be published promptly on our website. Such information will remain on our website for at least 12 months. A Foundation of Integrity and Transparency We are committed to effective governance practices and conduct business in a way that benefits each of our stakeholders. Audit Committee Charter >> Compensation and Talent Development Committee Charter >> Corporate Governance and Nominating Committee Charter >> Board Governance Guidelines >> Code of Business Conduct >> Access our full Board Governance Guidelines, Committee Charters and Code of Business Conduct below Sterling’s Board of Directors and Executive Management Team at an RLW (Transportation Solutions) project site Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2025 Sustainability Report 17 Ethics and Compliance At Sterling, we hold ourselves to the highest ethical, moral and legal standards. Through communication, education and training, Sterling’s core values and company policies are shared with employees at all levels of our organization. We provide employees the opportunity and means to address ethical issues should any arise. Sterling ethics and compliance programs include: + Code of Business Conduct + Insider Trading + Conflicts of Interest + Anti-Fraud + Supplier Code of Conduct Sterling’s See Something, Say Something initiative encourages employees to speak up about any possible transgressions and to take responsibility for their actions. Communication channels are always open through our Ethics Line. Anonymous and confidential, the Ethics Line allows employees to voice concerns and report misconduct. The Ethics Line is open to customers, vendors and any other third party with knowledge of an ethics or compliance issue. Ongoing Employee Training Efforts Sterling’s ongoing ethics and compliance program trains and educates employees on the application of the Company’s core values, as well as individual obligations under applicable legal requirements and Company policies. Sterling’s ethics and compliance program includes ongoing efforts to assess, evaluate, monitor and audit compliance with the Company’s ethics and compliance policies and procedures. The nature, extent and frequency of these activities depend on a variety of factors, including new regulatory requirements, changes in business practices and other considerations. Code of Conduct training includes content and application to daily activities and targeted training in key risk areas dependent on job functions. Client, Subcontractors, Partners and Suppliers Our project sites vary in size and scope. This is one of the many reasons we recognize the complexities involved with managing the various partner relationships throughout the project’s lifecycle. Sterling adheres to contract requirements and protects the interests of the stakeholders involved. In addition to our Supplier Code of Conduct, some of our other partner initiatives include preconstruction meetings, kick-off meetings, safety briefings and inspection programs. Cybersecurity Protecting our information systems is prioritized through a comprehensive approach encompassing people, policies, processes and technology. We regularly monitor our information technology service offerings to safeguard data and to help improve and stabilize our network and systems. We periodically audit our existing network and systems and make upgrades as needed. We understand that cybersecurity is not solely a technological concern but also a human and organizational one. Our proactive stance involves continuous assessment and improvement, such as helping our workforce become well-versed in security awareness through regular training programs. By addressing critical cybersecurity resilience training elements, we are fortifying our defenses and fostering a cyber-secure environment, aligning with our corporate sustainability goals and promoting the longevity of our business operations. To read more about our cybersecurity measures, visit our website here and page 21 of our Annual Report. Introduction Safety Corporate Governance People AppendixPlanet

Board of Directors Ultimately responsible for risk oversight Board Committees Assist the Board in fulfilling its oversight responsibilities with respect to the following: Audit Committee Compensation and Talent Development Committee Corporate Governance and Nominating Committee • Independent registered public accounting firm • Internal controls and financial reporting • Related party transactions • IT governance and data security • Macro-economic factors • Legal and regulatory compliance, including contract structure and litigation management • Complaint reporting procedures • Incentive compensation (cash and equity) • Executive compensation • Talent acquisition, development and retention • Key senior management succession planning • Director compensation • CEO evaluation • Board and committee leadership structure • Corporate governance • Director nominations • Board governance guidelines • Board and director evaluations • Board and CEO succession planning The Sterling Way — 2025 Sustainability Report 18 Our Board oversees the strategic direction of the Company and considers the potential rewards and risks of business opportunities and challenges. It also monitors the development and management of risks that impact our strategic goals. The Board’s involvement in the planning process is critical to the assessment of risks that impact strategic goals and the management of risks as they develop. The Board holds annual strategic and management succession planning sessions to discuss the progression of Sterling’s strategy and utilization and development of talent. Our formal annual enterprise risk assessment is also discussed at length. Sterling’s Board and Executive Management receive direct and regular updates associated with corporate social responsibility from the Head of Corporate Communications and Sustainability. This role reports directly to the VP of Investor Relations and Corporate Strategy and is a member of the leadership team to ensure regular communication with Sterling’s General Counsel, Chief Compliance Officer and Corporate Secretary, Chief Financial Officer and Chief Accounting Officer, Operating Officer, Chief Information Officer, Sector Presidents, the Vice President of Health and Safety and other leaders. Our Board of Directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report to the full Board. In its risk oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board evaluates risks over the short term and over the long term. A formal annual enterprise risk assessment includes members of management and is part of our strategic plan process. Throughout the year, the Board receives briefings and assessments of risks, including environmental responsibility and sustainability, health, safety and environment (HSE) compliance, ESG compliance, climate change- related factors, management of subsidiaries, construction JV partners and integration of new acquirees. Our Board believes full and open communication between Executive Management and our Board is essential to effective risk oversight. Our Board Chair meets regularly with Executive Management to discuss business strategies, opportunities, challenges, enterprise risk assessment and risk mitigation strategies. Executive Management attends all regularly scheduled Board meetings and are available to address any questions or concerns raised by our Board. Risk Management Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2025 Sustainability Report 19 In This Section 20 It All Starts with Safety 21 Employee Protection and Safety Guidance 22 Innovation and Improvement Safety RLW (Transportation Solutions) safety training Introduction Corporate Governance People Planet AppendixSafety

The Sterling Way — 2025 Sustainability Report 20 Safety KPIs FY19 FY20 FY21 FY22 FY23 FY24 Total Recordable Incident Rate (TRIR) 1.51 0.92 0.53 0.58 0.72 0.42 Lost Time Incident Rate (LTIR) 0.18 0.13 0.07 0.13 0.12 0.06 Days Away, Restricted or Transferred (DART) 0.71 0.43 0.33 0.26 0.33 0.18 Experience Modification Rate (EMR) 0.82 0.84 0.76 0.69 0.57 0.56 Fatality Rate 0 0 0 0 0 0 It All Starts with Safety Safety is fundamental to our company, its growth and our ability to deliver innovative infrastructure solutions. Sterling’s safety programs are supported through an abundance of precaution and a commitment to get our employees home safely each and every day. We are proud of our teams and our award-winning safety record, evident through the numerous industry awards and accolades our diligence has earned. See page 6 for Safety Awards. Sterling’s subsidiary, Plateau (E-Infrastructure Solutions) Safety Construction Week Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix


See It!

Employee Protection and Safety Guidance

Our systems are continually evolving, allowing us to proactively and effectively mitigate and manage risk in our work environment.

A key component of risk management is our Risk/Task Analysis Process. This is followed by the creation of a Job Hazard Analysis (JHA). Before a project is started, the project team comprised of the Project Manager, Superintendent and Safety Manager conducts an evaluation of the project and documents all the major risks and tasks associated with the project. Once this is completed, each task is assigned a risk ranking. The risk ranking identifies all the tasks with high potential for a major incident and moves them into a category in which a JHA is required.

Created by the project teams, JHAs take a closer look at a specific task. During this review, all steps are identified along with the hazards and mitigation steps required to remove the hazards. To highlight areas with high potential for incidents, a risk ranking is applied to each of the steps. JHAs are thoroughly reviewed by the Safety Teams and discussed with the crews to receive their feedback.

Daily safety briefings, also known as "Stuff That Can Kill You" (STCKY) meetings, occur before each work shift. This helps reinforce daily hazards and corrective actions and invites employees to participate in the hazard recognition processes.

These processes, along with all safety policies, are clearly outlined and applied company-wide through our Sterling Infrastructure, Inc. Safety Manual. The Sterling Safety Manual is part of the Sterling Safety Management Program and is a comprehensive guide for managers that empowers employees with the knowledge and resources they need to complete their work safely. The safety manual is regularly reviewed and updated to stay current with industry standards.

Using technology can help streamline and improve systems. We have created and implemented an interactive New Hire Orientation (NHO) that includes training on the Global Harmonization System (GHS) and silica awareness training. The online training was translated into Spanish for our employees who speak Spanish exclusively.

The training covers all the necessary topics, such as our core safety principles, personal protective equipment (PPE) usage, fall protection, equipment safety, trench and excavation awareness, drug testing and incident reporting. In addition, we discuss the GHS system that alerts our employees to the hazards associated with chemicals. Silica awareness training is part of our curriculum. This informs our employees about the short- and long-term hazards related to silica exposure and details the best methods of protection when dealing with a potential silica exposure.

To reinforce and support a strong safety culture, safety performance measures are directly linked to compensation, beginning at the top levels of our organization. Annual goals for safety inspections and observations are set for every one of our businesses. Updates are presented at every Board meeting and at every Executive Leadership Team meeting.

Project Safety Checklists and Observations Completed at Jobsites	2023	2024
Safety Checklists	2,795	3,116
Observations	63,228	75,151
JHAs, STCKY Books, Safety Meeting		47,504
Permits To Work		5,955


1
XCAVATION, INC.

Images from Sterling's E-Infrastructure Solutions subsidiaries: 1. Petillo 2024 Safety Conference, Suicide Prevention; 2. Plateau Safety Construction Week

The Sterling Way – 2025 Sustainability Report 21

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Innovation and Improvement

We continually look at ways to innovate and improve. We embrace technology to improve, refine and simplify our systems, making them easier for our employees to follow. Utilizing technology helps facilitate this in our work environments and provides us with a clear set of data to help manage our safety program.

Our online safety platform streamlines the distribution of information, measures the frequency of our leading indicators and simplifies incident reporting. This technology allows us to measure the quality of our leading indicators and develop real-time dashboards to assist in focusing our efforts on higher-risk activities.

Process Improvement

1. Serious Incident and Fatality (SIF) Analysis and Modeling – SIF is an effective way to gauge incidents in the workplace. The SIF scale is used to gauge the incident at the time of occurrence (SIF Actual) and the potential (SIF Potential) on a 0-5 matrix. With zero classified as a "No Hurt" incident and a five classified as a "Multiple Fatality" and applying the matrix to SIF Potential, it allows us to identify incidents with high potential in the workplace, even though a severe incident did not occur.

2. Stuff That Can Kill You (STCKY) – STCKY has simplified the hazard recognition process by using icons that are tied to energy events regularly seen in the workplace. The STCKY process has turned our daily safety briefings into lively discussions where our employees are more engaged in the hazard identification process and developing corrective actions.

3. Proactive Safety Index (PSI) – There has always been a question on what needs to be generated for proactive efforts to impact incidents. We believe our PSI helped to solve this issue for us by establishing a baseline on the number of leading indicators required to impact incidents in the workplace. The process is based on measuring what is expected vs. what is generated. When our generated leading indicators exceed what is expected, we have observed a downturn in incidents.

4. Driver Safety Data – Telematics systems develop immense amounts of data to sort through, creating challenges in identifying at-risk drivers. Working with our insurance carrier, we have adopted a method for measuring driving events per 100 miles. This allows us to organize large data sets from individual drivers into a manageable number. By knowing the number of events per 100 miles driven, we can focus on the drivers who need more coaching and help reduce incidents on the roadway.

5. Linking Our Leading and Lagging Indicators – The intent of leading indicators is to reduce the number of lagging indicators. With that mindset, we have built dashboards posting observations alongside incidents. This setup has allowed supervisors to look at what is causing incidents in the workplace and the observation trends that are occurring. With this information, we can channel the observations on the areas where incidents are occurring.

Training

Providing quality training is a core component of safety success. Our training programs are designed to interact with our employees and develop engagement during the learning opportunity, which we believe leads to greater employee retention.

The best training programs are the ones where our employees have assisted or provided feedback for improvement.

We deliver training through several methods: classroom, online, micro training and peer-to-peer training along with daily coaching. Our training programs aim to build employee interaction and foster employee engagement. This method encourages trainees to absorb the training process and allows our employees to apply learning through a hands-on approach.

	2023	2024
Training Hours	10,743	14,060

Safety training includes:

+ Awareness Sessions
+ Emergency Response Procedures
+ Confined Space Rescue
+ Fall Protection
+ Material Handling
+ Hand Safety
+ Working Around Equipment
+ Respiratory Protection
+ Heat Illness Prevention
+ Crane Training
+ Incident Investigation
+ Equipment Safety
+ STCKY Training

Read more about our safety programs here.

The Sterling Way – 2025 Sustainability Report 22

The Sterling Way — 2025 Sustainability Report 23 In This Section 24 People, Our Most Precious Resource 25 A Holistic Approach to Employee Health and Wellness 26 Developing Future Leaders 28 Supporting Our Communities 31 Investing in Future Generations Plateau (E-Infrastructure Solutions) employee at project site Introduction Safety Corporate Governance People AppendixPlanet

Hispanic 46.6% White 46.8% Black 2.7% Pacific Islander 1.5% Other 2.4% Employees as of December 31, 2024 The Sterling Way — 2025 Sustainability Report 24 People, Our Most Precious Resource At Sterling, we are committed to efforts that help improve and protect human lives. We constantly work toward achieving a more sustainable and ethical future by taking measures to protect the health and well-being of our employees and those with whom we do business. In addition, we continue to increase community involvement and service opportunity participation. Human Rights We respect and protect human rights and understand that all people are entitled to these fundamental and universal rights regardless of nationality, sex, ethnicity, race, age, religion, language or any other status. We respect the rights of all individuals, or groups of individuals, including vulnerable groups and people from traditionally marginalized backgrounds. We believe our collective differences, not only in terms of ethnicity and heritage but also of thought, skills and experience, strengthen our culture and enable us to serve our customers and communities to the best of our ability. To read our Corporate Human Rights Statement, visit our website here. Board Diversity We believe the Company’s director recruitment and nomination process demonstrates our continued focus on a diversity of skills, experience and tenure on our Board, which further promotes and supports the Company’s long-term strategic goals. The addition of five new independent directors since 2019 has increased the diversity of our Board, including the experience and skills diversity of our Board. Half of the 2025 director nominees are either a female or racial/ethnic minority. Although we do not have a formal diversity policy, we continue to focus on diversity as an important factor in determining the composition and make-up of the Board, and Board diversity is a consideration in making nominee recommendations and filling Board vacancies. During the recruitment and evaluation of the suitability of current directors and potential director nominees, the Corporate Governance and Nominating Committee considers the diversity of directors and nominees as one consideration among many. To achieve diversity among directors, the Corporate Governance and Nominating Committee considers a number of demographics, including, but not limited to, race, gender, ethnicity, culture, nationality and age, to continue developing a Board that reflects diverse backgrounds, viewpoints, experience, skills and expertise. For more details, please see our Proxy Statement. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

A Holistic Approach to Employee Health and Wellness

Sterling offers employees comprehensive programs and benefits packages that address physical, mental and emotional health. We promote a positive life/work balance and healthy lifestyle through health and wellness programs, including Sterling Fitness Challenges, annual wellness clinics, counseling, lifestyle coaching and work-life services.

Sterling benefits programs include:

+ Healthcare plans, including preventive and virtual care
+ Health savings and flexible spending accounts
+ Retirement planning, including a 401(k) plan and employee stock purchase program
+ Financial wellness
+ Legal services
+ Identity theft resolution
+ Discount center
+ Benefit advocates


1


PETILLO
2


STERLING
3

Images as listed: 1. Plateau (E-Infrastructure Solutions) employees at project site; 2. Petillo (E-Infrastructure Solutions) team photo; 3. Sterling Infrastructure, Inc. talent team

The Sterling Way – 2025 Sustainability Report 25

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Developing Future Leaders

We strive to support a culture that strengthens our workforce and creates an encouraging work environment in which our employees can further develop their skills.

Established in 2021, **Sterling Academy** is a week-long, company-paid leadership development program. Following the success of two pilot modules in 2022, the full academy curriculum has run annually since 2023.

The Sterling Academy program consists of schools for project managers, superintendents and project engineers. Courses are facilitated by current Sterling leaders and subject matter experts. In addition to a full curriculum focusing on operational effectiveness, we also focus on leadership and communication skills. There is also a designated safety module covering every stage of our projects, including planning, engagement, incident investigation and project completion checklists. This vital training promotes a safe and healthy work environment while minimizing the risk of incidents and injuries.

This custom-built curriculum includes position-specific training in the following areas:

+ Safety Management
+ Leading Self and Others
+ Financial Management of Construction Projects
+ Effectively Working with Clients and Subcontractors
+ Planning and Scheduling Your Project
+ Project Administration
+ Construction Operations Management

Beginning in 2025, we kick off each week with a team building exercise that culminates in the building of three bicycles to be donated to a local program for disadvantaged urban youths. The gifts also include training on safe cycling and bicycle maintenance.

To date, we have had **101 future leaders** successfully complete the program with **35 project engineers, 32 superintendents** and **34 project managers** benefiting from this unique experience.








YOU CAN FIND MAGIC WHEREVER YOU LOOK. SIT BACK & RELAX, ALL YOU NEED IS A BOOK
-STERLING

Sterling's Executive Management Team and Segment and Business Leaders attend Sterling Academy classes and sessions to offer support as mentors and to serve as judges.

The Sterling Way – 2025 Sustainability Report 26

The Sterling Way — 2025 Sustainability Report 27 daughter Saydee, in September, I was amazed by the support I received. Before my maternity leave, several Executive Leadership Team members personally reached out to assure me that this was a time to be present with my newborn and that my work would be there when I returned. As a first-time mom, that level of care meant the world to me. It reinforced that RLW values me not just as a Marketing Specialist but as a person. Working at RLW has been an incredibly rewarding journey. It’s a company that truly stands by its people, and I’m grateful to be part of it. From Carson: I grew up in Texas but moved to Utah in 2019 to be closer to extended family. At the time, I wasn’t sure what career path I wanted to take, so I started framing buildings with my cousin. I picked up solid carpentry skills, but I knew I needed a job that would provide real stability and a future for my family. In August 2020, I married Kelsee, and a few months later, her dad, Bob, started working at RLW. After some time, he told me about all the benefits the company offers—health and dental insurance, a 401K, PTO—all the things that matter. But what really got my attention was the opportunity to grow within the company. As a man, you want to be able to provide for your family long-term, and RLW has given me that chance. Since joining, I’ve been able to go through the apprenticeship program, and this spring, I’ll graduate. From there, I plan to keep building my skills—maybe move into operating equipment or even a foreman role one day. I work with a solid crew of guys and gals who take real pride in what we do. We’re not just building roads, parking garages or pump stations—we’re building things that will last, things my kids will use one day. There’s something meaningful in that. And of course, running into my wife on-site for an occasional lunch date isn’t too bad, either! RLW is a company that values family, safety and employee success. I feel confident in my future here, knowing I have the chance to grow while also making it home safe to Kelsee and Saydee every day. I’m grateful to be part of a team that backs its people and stands for something bigger than just the work we do. From Kelsee: I first learned about Ralph L. Wadsworth (RLW) Construction Company when my dad, Bob Bushell, joined as the Director of Human Resources in 2021. He spoke so highly of the company—its culture, its people and the opportunities it offered— that he encouraged my husband, Carson Bishop, to consider joining the team as a carpenter. After a few months of discussion, Carson applied and started working at RLW in November of 2021. At the time, I was working in event management and enjoyed my role, but I didn’t feel a strong connection to the hospitality industry. When the opportunity arose to serve as the Director of Communications and Member Engagement at the Associated General Contractors (AGC) of Utah, I took it—and that’s when I truly discovered my passion for the construction industry. The people in this field are authentic, hardworking and dependable. They take pride in what they do, knowing their work literally builds the future. During my time at AGC, I gained a deeper appreciation for RLW and what makes it special. I saw firsthand the company’s commitment to its employees’ success and safety. So when I learned that RLW was looking for a Marketing Specialist, I jumped at the opportunity to join the same company that had already treated my dad and husband so well. I chose RLW because of its culture, reputation and the benefits it offers. In fact, I’m so confident in my decision that I commute over an hour each way just to be part of this incredible team. I take pride in working for a company with such a strong legacy in our state. It’s also pretty fun to show up at my husband’s project site to take photos and hear his crew joke that it’s “bring your wife to work day”! On top of that, I get to work closely with my dad, which is something I truly value. RLW has a deep-rooted tradition of family, starting with Ralph himself, who built this company to teach his seven sons the value of hard work and provide them with something to carry on. My role at RLW is dynamic, engaging and fulfilling. No two days are the same, and I love that I get to collaborate with our field teams regularly—especially when I show up with some swag! Over the past two years, my experience at RLW has been overwhelmingly positive. When my husband and I welcomed our first child, our Kelsee and Carson Bishop – Ralph L. Wadsworth, A Sterling Company Testimonial Introduction Safety Corporate Governance People AppendixPlanet

My Friends and Me (MFAM) Founded by Plateau employees in 2013, this non-profit initiative celebrated its 11th anniversary assisting families in need during Thanksgiving. In the past, the group purchased essential food items and sorted, packed and donated the items to underprivileged families. During COVID, MFAM switched to providing gift cards so families could still count on donations at Thanksgiving. In 2024, Plateau employees continued the tradition on a smaller scale. The Sterling Way — 2025 Sustainability Report 28 Supporting Our Communities We support our communities and organizations through direct collaborations, sponsorships and support. In addition, we encourage and empower employees to volunteer their time on causes that matter to them. These efforts include: Putting the Hat Down This ongoing mission-forward endeavor provides Plateau crews a way to raise money for one another when a team member is facing a hardship or tragedy. In 2024, crews raised a total of over $22,000 for hurricane victims, with Plateau matching donations. Treats for Troops Outreach This program is dedicated to treating troops, both home and abroad, with care packages. In 2024, the Plateau Kennesaw office team collected over 40 lbs of candy to send to the troops. Salvation Army Christmas Angel Program In 2024, Banicki was a corporate sponsor of 20 Forgotten Children. To help make the holidays brighter for the less fortunate, The Salvation Army partnered with Arizona’s Family to provide Christmas gifts to families in need throughout the Valley of the Sun and other parts of the state. salvationarmyphoenix.org/christmas-angel Pillar Care Continuum Formerly Cerebral Palsy of North Jersey, Pillar Care Continuum provides a wide range of services to infants, children and adults with more than 100 different disabilities/diagnoses. In 2024, Petillo hosted the annual Touch-a-Truck event at the Pillar Elementary School Family Fun Day. Families were able to climb inside and take a close look at construction vehicles. The outing had a reptile show, arts and crafts and food and ice cream. In prior years, Petillo Companies donated work to improve Pillar High School’s facilities, keep the building in good repair and improve services for people with disabilities. This is the sixth year Petillo has supported the organization. pillarnj.org Tealstone supports National Home Builders’ philanthropic home-building programs In 2024, Tealstone donated nearly $65,000 across various entities. The lion’s share of our gifting was done in conjunction with some of our builder partners. For the last several years, we have worked with Pulte Homes in their Built to Honor® program, described by Pulte as “living our promise of building incredible places where people can live their dreams.” PulteGroup’s Built to Honor program provides mortgage-free homes to veterans living with disabilities as a result of their military service. Teasltone donated the foundation and flatwork, including all labor and materials, so that deserving veteran Chris Irving and his family could have a home without the burden of a mortgage. M/I Homes and Tealstone have also teamed up in recent years to build the foundation for a “benefit home” for Pelotonia, a movement that brings together passionate individuals to fund life-saving cancer research. Tealstone also participated in rebuilding the home for Opal Lee, known as the “Grandmother of Junteenth.” By teaming up with History Maker Homes and Habitat for Humanity, Tealstone donated the foundation and flatwork needed to build Mrs. Lee’s new home. New Danville Since 2021, Sterling has supported New Danville, a not-for-profit 501(c)(3) charitable and educational organization providing adults with intellectual and developmental disabilities an opportunity to live enriched and purposeful lives. Through corporate staff volunteer days and donations, we seek to upgrade the learning environment of this important organization. newdanville.org Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2025 Sustainability Report 29 New and Ongoing Sponsorships and Support Plateau + First Annual Plateau Classic – On behalf of the Children’s Healthcare of Atlanta Aflac Cancer & Blood Disorder Center, Plateau reached their goal to raise $100,000 to benefit the Children’s Healthcare of Atlanta Aflac Cancer & Blood Disorder Center. This endeavor was initiated by Brad Carroll, Plateau’s President and CEO. The Children’s Healthcare of Atlanta compassionately treats each child’s unique needs and develops a special treatment plan for the child and the whole family—starting from day one. choa.org/medical-services/cancer-and-blood-disorders RLW + Utah Rio FC 08 – Soccer Team sponsor + Draper Rodeo Community Outreach – RLW team members rolled up their sleeves and worked together on grading, general cleanup and spreading mulch to help prepare the arena for upcoming events. + Meeker Mustang Makeover – RLW donated $1,000 to the organization as a Gold Sponsor for the event. The Meeker Mustang Makeover pairs trainers with mustangs and gives wild horses a new lot in life while creating awareness of the wild horse in the American West and related issues. meekermustangmakeover.org + Safe Harbor Crisis Center Service Project – RLW team members donated goods and supplies to help Safe Harbor provide life-changing services for families and individuals impacted by domestic violence. + Iron Horse Therapeutic Farm in Fort Collins, Colorado – RLW’s Colorado team came together for RLW Giveback Day to support this ADA-accessible farm, which provides occupational therapy and adaptive gardening and interaction with horses, goats, chickens and other animals. + Special Olympics Utah – RLW employee Ryan Hall and his family volunteered at the Special Olympics’ Track Day. They helped set up and tear down the track and got to cheer on some amazing athletes as they competed. Sterling + City of Frederick – Sterling’s IT Department supported the Miner’s Day, Tiny Terror Town and Festival of Lights events as an events sponsor. + Kids’ Meals of Montgomery County – Since July 2024, Sterling’s corporate employees have packed more than 400 healthy lunches and decorated them with art, colors, riddles and jokes. This monthly endeavor takes place in the conference room during lunch. The cost to Sterling is approximately $300 per month for purchased food items and one work hour a month per employee participating (outside of the lunch hour they personally donate). The mission is to end childhood hunger by delivering free, healthy meals to Houston’s hungriest preschool-aged children and provide their families with resources to help end the cycle of poverty. Since 2006, Kids’ Meals has been making and delivering free, healthy meals directly to the homes of hungry children. Since inception, they have delivered more than 14 million free meals to food-insecure children in 56 ZIP codes in Harris County and Montgomery County. Kids’ Meals is a first responder to children ages 5 and under facing debilitating hunger due to extreme poverty. + Project Linus – In 2024, 15 Sterling corporate employees put together eight blankets. This volunteer effort was introduced by several employees that participate on an annual basis through the National Charity League at their local high schools. projectlinus.org The organization has two missions: — Provide love, a sense of security, warmth and comfort to children who are seriously ill, traumatized or otherwise in need through the gifts of new handmade blankets and afghans, lovingly created by volunteer “blanketeers.” — Provide a rewarding and fun service opportunity for interested individuals and groups in local communities for the benefit of children. First Year “ Volunteering with Sterling has been an incredibly rewarding experience. From the moment I joined, I felt welcomed and valued as part of a team dedicated to making a real difference. Whether working alongside passionate staff members packing lunch sacks for those in need or engaging directly with the community, every moment has been fulfilling. I’ve formed lasting friendships and seen firsthand the positive impact we create. I am grateful that Sterling provides ways for us to give back in a meaningful way!” — Bobbie Bell, Administrative Assistant Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

New and Ongoing Sponsorships and Support

Second Year




CONTRACTORS
RALPH L.
WADSWORTH
ENGINEERS


Year 2024
Active Supporter
Sterling Infrastructure, Inc.

RLW

- Ralph L. Wadsworth Construction was honored to support the **Northern Utah Trafficking Intervention Coalition (NUTIC)** with donations and resources in their vital mission to raise awareness, provide education and combat human trafficking. nutic.org/
- Initiated by Sterling employee, Melissa Wilde, RLW and the Sterling IT Department collaborated to participate in a food drive to support the **Carbon Valley Help Center** whose mission is to help those in immediate need move toward self-sufficiency. carbonvalleyhelpcenter.org
- RLW served as sponsor for both the **Farmington and Layton High School** softball teams.

Sterling

- Sterling was proud to financially support the **Houston Metro Area Police Foundation, 2024 Back to School Program.**

Third Year

RLW

- Eleven RLW employees participated in the **Red Cross Blood Drive**. redcross.org

"Being part of the National Charity League (NCL) has been such an awesome experience for my mom and me. By helping out with different charities like Interfaith, Smart Rescue, Keep Us Fed and Kids' Meals, we've not only grown closer as a family but also made new friends who love giving back just as much as we do."

*– **Caty Abercrombie,** 10th grader at Grand Oaks High School, student athlete (volleyball), and daughter of **Jaima Abercrombie,** Financial Reporting Manager*

Fourth Year



Sterling

- As big supporters of building a more loving and caring community through service, 17 Sterling corporate employees and family members helped spread Christmas joy with **Interfaith of the Woodlands** through their donations and by volunteering at the annual Holiday Toy Drive. Employees participated by donating gifts and volunteering before and after the event. Sterling's cost included over $1,200 in gifts donated plus an average of three hours per employee on the day of the event.


RALPH L. WADSWORTH

RLW

- RLW has supported the **American Foundation for Suicide Prevention: Walk Out of Darkness Event** for four consecutive years. Each year, the company serves approximately 1,000 to 1,200 attendees. In 2024, RLW was joined by five other construction companies, demonstrating the growing commitment of our industry to saving lives and bringing hope to those affected by suicide. RLW's 2024 participation took on an even deeper significance after the loss of one of its own team members. afsp.org



Petillo

- Petillo Companies was a proud Platinum Sponsor for the ***2024 American Foundation of Suicide Prevention "Hike for Hope."*** This event raised over $100,000 and had over 500 participants helping spread awareness on mental health in the construction industry.

- Sterling and the Sterling Companies continue to support multiple organizations, including **Habitat for Humanity, American Cancer Society, National Charity League, Fellowship of the Sword, Doug and Jerry Wright Memorial Scholarship, West Valley Health, The Foster Alliance, Toys for Tots, St. Mary's Food Bank,** local schools and local sports teams, as well as other local volunteer efforts.

- **RLW Gives Back Day**

RLW's Colorado Division has been doing local projects for non-profits dating back to 2016. Their goal is to help organizations in the area with their unique skills and resources. The management team joins in to provide labor along with their spouses, family and friends.

2016: Urban Farm in Denver – Demolition and haul away of existing building

2017: Urban Farm in Denver – Installed metal roofs for goat huts and hauled and installed posts and fence.

2018: Urban Farm in Denver – Installed pavers for gazebo area

2019: The Big Dig with American Cancer Association – Provided equipment operators, safety and other volunteers for the event

2021: The Big Dig and Zuma Rescue's Ranch – Our small team completed a large fence installation, impressing the ranch

2022: The Big Dig

2023: The Big Dig and Habitat for Humanity in Longmont Colorado – Digging in the dirt with picks

2024: The Big Dig and Iron Horse Therapeutic Farm – Installed water line and fence

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Investing in Future Generations

Sterling supports quality education and promotes lifelong learning opportunities for all by maintaining strong partnerships with universities, trade schools, local high schools, primary schools and educational organizations. Investing in the growth of our future generations is a priority. Sterling's ongoing educational efforts include:

Within Sterling

+ Sterling Academy
+ Plateau Excavation Training Program
+ Leadership Development Program
+ Tuition reimbursement program to support employee participation in formal and informal education and training
+ Comprehensive Safety Training Program
+ New Hire Buddy system
+ Carpentry School
+ Apprenticeship programs for laborers and entry-level skilled craft workers to help them increase their skills and their earning potential

K-12 Schools and College Students

+ Partner with schools with students having to help support their families through low-wage jobs with little to no opportunity for growth
+ Participate in the "Student Competition and Construction Management Conference" in Reno, Nevada, to enlist industry trailblazers to join us as paid interns, estimators, project managers, surveyors and in other key roles
+ Work with schools in rural areas with limited employment opportunities
+ Conduct mock interviews for Genesys Works
+ Participate in the SkillsUSA Georgia State Competition, Construction Ready CareerEXPO for middle and high school students


1

2

3

4

1. Sterling Academy class; 2. Plateau (E-Infrastructure Solutions) training program; 3. RLW (Transportation Solutions) leadership training; 4. Plateau Next Generation Construction Ready Expo

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Investing in Future Generations

Higher Education and Workforce Development

- **Colorado Contractors Association** – RLW was an Avalanche sponsor of the 2nd Annual Infrastructure Construction Excellence (ICE) Awards. The CCA is the leading professional association for infrastructure construction professionals across the state, bringing infrastructure to life through the power of advocacy, education, training and partnerships. coloradocontractors.org
- **American Society of Safety Professionals** – Petillo Companies is a proud platinum sponsor for the 2024 NJ ASSP Professional Development Conference. For more than 100 years, ASSP has been supporting occupational safety and health (OSH) professionals in their efforts to prevent workplace injuries, illnesses and fatalities. assp.org
- **American Road & Transportation Builders Association (ARTBA)** – Sterling was a 2024 Federal Issues Program gold sponsor. artba.org
- **Associated General Contractors of Georgia, Inc.** – The AGCA Metro Alliance Skills Challenge encourages and educates students and helps prepare them for career opportunities in the construction industry. The event includes a welding competition judged by Plateau employees.
- **Career Days, Fairs And Competitions** – These included Associated Schools of Construction Regions 6 & 7 Competition and the ASC Competition in Reno/Sparks, Nevada.
- **University of St. Thomas** – A Sterling employee volunteered as a co-professor of the MBA Sustainability and Governance course at the University of St. Thomas in Houston to offer students exposure to a publicly traded infrastructure company. In addition, she taught Emergency Management in the Kolbe School of Innovation and Professional Studies, Pragmatic Studies program.
- **Internships And New Hires** – Sterling partners with organizations such as Genesys Works and GradReach. Through the Genesys Works program, three interns have worked in Sterling's corporate office with one being hired full time. We partner with GradReach to hire newly graduated college students. To date, we have hired one full time employee through the program. Other opportunities are ongoing.


THANK YOU TO OUR SPONSORS
PETILLO
PLATEAU
JCB
RALPH L. WADSWORTH

1. Petillo Companies (E-Infrastructure Solutions) 2024 NJ ASSP Professional Development Conference; 2. Plateau (E-Infrastructure Solutions) career fair; 3. Plateau Construction Ready Georgia Expo and State Competition, Zero Emissions; 4. RLW (Transportation Solutions) career fair; 5. Banicki (Transportation Solutions) career fair; 6. Sterling volunteer professor's UST students conducting a risk assessment

The Sterling Way – 2025 Sustainability Report 32

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Drawn Together for Safety's Sake

Inspired as a boy by his father's safety-conscious work in a machine shop, RLW CHST Safety Manager Marc Momcilovich sought to instill a deeper culture of safety in the company.

His strategy was to include employee families in RLW's efforts to reinforce the importance of safety, not only on the jobsite but at home and school as well. The result was a safety-themed drawing contest open to employees' kids and grandkids for the company's annual calendar. A year later, Marc transferred to Sterling subsidiary Banicki Construction and his creative calendar art contest did too. Today, the calendar contest is a charming and highly popular annual activitythat engages employee families and helps keep the importance of safety top of mind all year long.

The calendar theme for 2025 is *"Be Alert. Accidents Hurt."* Winning submissions received a place in the new calendar plus a $50 gift card. The grand prize winner was awarded a theme park day pass for up to six people, a $100 Visa gift card and one paid day off for the Banicki Construction employee.


GRAND PRIZE WINNER
SAFETY
RULES
are the best
TOOLS
Emily A. (16)


THANK YOU TO ALL OUR SUBMISSIONS!
"Be Alert, Accidents Hurt."

The Sterling Way – 2025 Sustainability Report 33

The Sterling Way — 2025 Sustainability Report 34 In This Section 35 Protecting Our Environment Starts Before Construction Even Begins 36 Applying Technology To Reduce Environmental Impacts 37 Sustainable Investments 38 Clean Water and Sanitation-Related Projects 39 Projects In Environmentally Sensitive Areas 42 Revitalization and Recycling Planet AppendixPeopleSafety Corporate GovernanceIntroduction Planet

Plateau (E-Infrastructure Solutions) project site The Sterling Way — 2025 Sustainability Report 35 Protecting Our Environment Starts Before Construction Even Begins Sterling is dedicated to designing, planning, building and creating America’s infrastructure, incorporating industry-leading protective measures and practices. Environmental Stewardship Our people work closely together to ensure our business practices are viewed through the lens of protecting our planet and its inhabitants. We work to leave minimal impact on a project area. We contribute to a sustainable future by striving to reduce our environmental impact across all operations. We are committed to complying with all applicable environmental laws and regulations. We incorporate sustainable management practices in order to use natural resources more efficiently. We strive to minimize our impact on the environment, surrounding areas and communities as much as possible, regardless of the size of our projects. We communicate with neighboring communities through scheduled information sessions, engagement with local organizations, social media communications and by fostering an open-communication environment. To read our Corporate Environmental Statement, visit our website here. PlanetIntroduction Corporate Governance Safety People Appendix

The Sterling Way — 2025 Sustainability Report 36 Applying Technology To Reduce Environmental Impacts In addition to reducing our carbon footprint, drone technology increases project efficiency, improves safety and prevents unnecessary waste. Data from drone flights helps our teams plan around underground utilities and material storage in safe zones as well as protect natural habitats. Drones also help reduce our environmental impact by directing earthmoving equipment and helping machinery to navigate more efficiently and avoid sitting idle. Plateau has made substantial investments in drone technology to run projects more efficiently. One investment is in “drone in a box” technology. This stationary, self- contained drone is controlled remotely which saves time and travel costs. A second investment is the LIDAR drone. Used prior to tree removal, the LIDAR drone can see through tree canopies to accurately record existing ground elevations. This is especially helpful on large projects where existing conditions can vary in small amounts but cause large issues due to scale. In 2024, drones were deployed across 32 jobsites, completing 598 surveys and 602 designs while capturing 1,925 measurements. Petillo collects aerial topographic survey data throughout all phases of projects. After clearing, but prior to the start of earth movement, drones help validate plan topography and document the preconstruction conditions. They are used at regular intervals during earthmoving activities to document and calculate earthwork and stockpile quantities and volumes. At project completion, drones assist with compiling the as-built close-out documents for client submittal. Drone Technology for Efficiency, Accuracy, Documentation and Planning RLW uses drones to evaluate existing conditions and create a point cloud for use in 3D design software. This allows design evaluation and planning. Drones help the bidding process by verifying existing conditions and crosschecking for optional changes to designs. On existing projects, estimators review drone flight data for change orders and to verify production and bid efficiencies. Drone data aids in documenting project progress and showing key items and their install dates. Project examples: On some site development projects, drones were flown one to three times per week. Some road infrastructure projects specified shooting drone footage once a month. By replacing the need for helicopters, drones facilitate a more efficient and cost-effective tool while reducing the carbon footprint of our projects. Over the past two years, TSC has leveraged drone survey technology to enhance various aspects of our project execution, helping us achieve significant advancements in both operational and safety performance. In addition to aiding during the bidding process and identifying discrepancies, utility identification and line strike prevention have also been greatly improved through the use of drones. By utilizing drone technology, we can more effectively map utility lines and assess potential risks, providing our team with enhanced safety protocols and avoiding costly utility strikes during construction. Over the past 1.5 years, our drone survey team has executed 34 projects, conducting 85 flight surveys, creating 195 design models and taking over 1,200 field and team measurements. Remarkably, the drone technology employed can generate 200,000 data points per minute, even when navigating through dense foliage, providing us with an unprecedented level of detail and insight into each project. Images from Sterling’s subsidiaries: 1. Plateau (E-Infrastructure Solutions) remote drone at project site; 2. Petillo Companies (E-Infrastructure Solutions) project site survey data; 3. and 4. RLW (Transportation Solutions) drone data modeling examples; 5. TSC (Transportation Solutions) Matrice 350 RTK survey drone 1 2 3 4 5 Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Sustainable Investments

Improving Fuel Efficiency To Reduce Our Carbon Footprint

We test and utilize advanced technologies and equipment aimed at increasing fuel efficiencies and reducing emissions.

Fuel Innovations

In 2022, **Petillo** tested Oxon2, an innovative fuel that improves efficiency while dramatically reducing carbon and eliminating almost all NOx and particulate emissions. Results posted an average of 10.5% in fuel reduction. The data further suggested that using Oxon2 across the full fleet of heavy equipment could yield a CO_2 reduction of 3,000+ tons per year. Petillo expanded its use to all operations using off-road fuel. In 2023, Petillo introduced Oxon2 to Plateau. Since then, fuel efficiencies and CO_2 have been noted.

TSC is testing Delo® 600 ADF SAE 15W-40 motor oil with OMNIMAX Ultra-low ash technology to extend the diesel particulate filter service intervals. This helps reduce fuel economy loss due to DPF regeneration and ash build up. We hope to also see it reduce SCR issues that relates to down time of the equipment.

RLW runs Certified Labs Diesel-Mate All Season as a fuel additive

Heavy Equipment Upgrades

The annual purchase of the latest models of heavy equipment means that a larger number of our machines are Tier 4 Final Emission machines. To support our growing operations, subsidiaries Plateau, Banicki, TSC and RLW added new commercial trucks and Tier 4 final machines in 2024. These machines meet the latest environmental standards, improve fuel efficiency, reduce emissions and reflect our commitment to sustainability while enhancing our operational capacity.

Fleet Expansion in 2024	
Plateau	**60** Tier 4 final machines
Plateau	**5** commercial (on-highway) trucks
Banicki	**1** commercial truck
Banicki	**2** Tier 4 machines
TSC	**14** Tier 4 machines
RLW	**27** Tier 4 machines
RLW	**5** commercial (on-highway) trucks

Building Information Modeling (BIM)

Plateau utilizes the BIM process that integrates multi-disciplinary data into a single 3D model, enhancing collaboration, accuracy and efficiency throughout the project lifecycle. With BIM, effective 3D earthwork modeling becomes possible, facilitating better planning and allocation. This centralized model fosters improved communication among stakeholders, reduces misunderstandings and allows for early detection of design conflicts, minimizing rework. It also optimizes project timelines and costs by enabling real-time tracking and early risk identification. Its benefits include reduced errors, enhanced project outcomes and streamlined delivery processes.







Sustainability and Stabilization: Lime and Cement Usage

Plateau's stabilization department achieved significant milestones in 2024 with nearly all cement used being designated 1L cement, which has an EDT number that lowers our carbon footprint. By stabilizing materials, we are able to better control any material leaving the site. We used 34,327 tons of lime and 19,810 tons of cement to stabilize over 3 million cubic yards of material. These efforts help improve the durability of our projects, reduce environmental impact and promote long-lasting results.

	Tons Used	Stabilized Yardage
Lime	34,327	2,037,809
Cement	19,810	746,17

Foundation Innovation

Our subsidiary **Tealstone** began testing and utilizing a new method for pouring foundations called the Wafflemat System. Although in its infancy, the application continues producing positive results. This system requires no presoaking, saving thousands of gallons of water per home during the construction process.

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Clean Water and Sanitation-Related Projects

Jordanelle Special Services District Water Treatment Plant and Pump Station

The new state-of-the-art treatment facility, built by **RLW**, treats 4 million gallons of water per day (MGD) from the Provo River for use within the Jordanelle Special Services District culinary distribution system. This facility aims to provide reliable, everyday access to clean drinking water for growing communities. Future plans are expected to expand capacity. In addition to the water treatment plant, the project also includes finished water pumping facilities and a raw water snowmaking pumping system.







Stormwater Management

Retention and detention ponds are two essential components of stormwater management systems we employ. Both play critical roles in controlling runoff and improving water quality. Retention ponds offer several advantages including continuous water storage and providing habitats and aesthetic value year-round. In addition, they enhance water quality by filtering pollutants over time which contributes to cleaner water entering natural systems and helps with flood control. Detention ponds offer effective flood management by handling and controlling the peak flow and release of stormwater which helps protect downstream water bodies from erosion and sedimentation.







1. Plateau (E-Infrastructure Solutions) project site; 2. Plateau retention pond system; 3. Petillo (E-Infrastructure Solutions) project incorporates a retention pond system

The Sterling Way – 2025 Sustainability Report 38

The Sterling Way — 2025 Sustainability Report 39 Projects in Environmentally Sensitive Areas Railroad Added Value and Innovation FrontRunner South CMGC RLW built 30 rail bridges, including a 642-foot flyover structure, a pedestrian underpass, walls and large box culverts for a 45-mile commuter rail extension for the Utah Transit Authority. The project spanned two counties and 12 cities and was constructed along the Union Pacific Railroad corridor, requiring extensive stakeholder coordination. RLW used the preconstruction phase to help optimize design, including innovations for alternative bridge and wall types that simplified erection, accelerated the schedule and provided system and signal improvements to the FrontRunner Commuter Rail system. Union Pacific Railroad, Santa Barbara Sub (Honda) Bridge Replacement CMGC This 541-foot-long railroad bridge is 100 feet tall and located in an environmentally constrained area on the California coastline. RLW used the CMGC process to develop and evaluate innovations for foundations, lightweight fill and building bridge elements offline to reduce disruption to the railroad during construction. Zero Disruption in Small Space For two active tracks of the UTA North Temple and Guadalupe Station in Salt Lake City, Utah, RLW constructed a vertical steel superstructure and roof system that guides commuters up to the Trax Airport Station or down toward the FrontRunner Commuter Station. The RLW team resolved all challenges regarding elevation issues, elevators, security cameras, lighting, scheduling and logistics for the architectural glass and maintaining UTA operations. Phasing was carefully planned and executed to allow UTA operations to continue without disruption. Additionally, there was no disruption to adjoining rail traffic with key structural components (canopy, escalators) manufactured off-site, transported to the site and installed at night in a matter of hours. Minimum Service Impact For the Union Pacific Railroad, Valley Sub 140.02 in Marysville, California, RLW completed replacement of an 850-foot railroad bridge. Due to the high volume of traffic on this segment of rail, the replacement was completed in a single planned track shutdown, avoiding the need for several allowable closures. Prior to starting construction, RLW evaluated numerous opportunities to reduce the schedule while abiding by all environmental restrictions. The team built drilled shafts, columns, bents, and cast-in-place elements during the first phase and completed the bridge replacement by installing the bridge spans. RLW completed replacement of the bridge within a single planned track shutdown utilizing alternate construction methods to protect unforeseen utilities and avoid schedule impacts in an environmentally sensitive area. The environment is one of our top priorities. We have received many accolades for the work that we do, and we are especially proud that our projects have allowed us to help protect beautiful green spaces, natural habitats and fragile ecosystems. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Projects in Environmentally Sensitive Areas

As an infrastructure company, it is imperative that we take steps to minimize our environmental impact.

San Miguel Bridge Replacement Project SH-133 Emergency Repairs, Delta County, CO

RLW's team quickly mobilized to repair a critical CDOT roadway that failed due to a culvert collapse. The team designed and installed a temporary ACROW bridge to re-open the bridge in 21 days. Our aggressive schedule completed the permanent repairs to the culvert structure in the same season and allowed CDOT to avoid rental costs for a temporary bridge through the winter months.

RLW performed all work in challenging conditions at high mountain elevations in the environmentally sensitive area over Bear Creek where it meets the north fork of the Gunnison River.





SH-64 Bridges over White River and Strawberry Creek, Meeker, CO

The **RLW** team delivered this project, which borders the White River National Forest, six months ahead of the completion milestone date. RLW developed an in-water control plan and partnered with Colorado Parks and Wildlife to allow for a variance in the in-water work timeframes. These efforts greatly improved the schedule and safety for the public and RLW's crews. RLW removed one bridge over the White River and a second over Strawberry Creek, both sensitive fish habitats requiring 404 permits.





The Sterling Way – 2025 Sustainability Report 40

The Sterling Way — 2025 Sustainability Report 41 Emergency Flood Control for the Entire Flagstaff Community Following the 2022 Pipeline Fire, which scorched over 26,523 acres and re-burned the 2010 Schultz Fire scar in the Coconino National Forest, Flagstaff faced repeated flooding that threatened homes, businesses and critical roadways. Banicki’s swift and effective response provided resilience for a community that had been relying on temporary barriers and sandbags to safeguard their homes. To expedite complex construction beneath one of the busiest highways in Flagstaff, Banicki employed a robust soldier pile and lagging system with a cantilevered, core-drilled socket through solid rock. This innovative approach maintained both directions of traffic, which had initially seemed impossible. Precision Construction in Constrained Conditions. One of the most challenging aspects of the project was being within a narrow 40-foot easement between the historic Grand Canyon Trust (the second oldest homestead in Flagstaff) and Fire Station 5. Banicki’s use of a Slide Rail shoring system facilitated safe, precise construction between both buildings while ensuring access for trucks and equipment. This strategic method allowed the team to work on multiple areas concurrently, further streamlining the schedule. Ensuring Continuous Access and Safety. One of Banicki’s top priorities was maintaining uninterrupted access on US-180 and the Flagstaff Urban Trail System (FUTS). By implementing advanced shoring techniques and temporary paved shoeflies, two-way traffic continued throughout construction. This approach prioritized public accessibility and set a new standard for community-focused infrastructure projects. Unimpeded Access to Fire Station 5. Fire Station 5, located directly adjacent to the work zone, required unrestricted access throughout the project to maintain emergency response capabilities. Through precise scheduling, real-time communication and continuous monitoring of equipment placement, Banicki maintained unimpeded access for emergency vehicles and personnel. Utility Coordination and Community Impact. By partnering with utility providers and the project designer, Banicki was able to bypass pumping for sewer services, reroute gas lines to maintain service and relocate fiber lines underground to facilitate RCB installation. Despite the complexity, these proactive measures ensured zero service interruptions for the community, highlighting the project team’s dedication to minimizing impacts on residents and businesses. Community Collaboration and Transparent Communication. Every phase of construction was carefully planned with stakeholder needs and traffic flow as top priorities. Banicki fostered strong relationships with the City of Flagstaff, ADOT, Fire Station 5, utility owners and local stakeholders, holding regular updates to keep the community informed and address any potential disruptions. By maintaining open communication and prioritizing careful planning, Banicki minimized impacts on private properties throughout construction. Additionally, at the heavily wooded inflow section, the team preserved the area’s natural aesthetics while constructing the essential inflow channel and sediment basin. Maintaining FUTS Trail. Partnering with ADOT and the City of Flagstaff, Banicki engineered innovative solutions to maintain access and mobility during construction. This included keeping the Flagstaff Urban Trail System (FUTS) open and preserving vital pedestrian and cyclist connectivity for the community. Sensitivity to Environment and Surroundings. Banicki approached the Schultz Creek Drainage Improvements project with a deep commitment to environmental sensitivity and respect for the surrounding community. Through meticulous planning, impacts of new storm drain construction on both the natural landscape and private property owners were mitigated. The installation of large reinforced concrete box culverts (RCBs) was essential to channel floodwaters safely into the Rio de Flag and prevent post-wildfire flooding. Floodplain and Sensitive Ecosystems — Rio de Flag Work. With the outflow section of the project situated in the Rio de Flag, Banicki took extensive precautions to protect this sensitive waterway and surrounding ecosystems. The team installed gabion mattresses and gabion-reinforced slopes along the banks of the Rio de Flag to stabilize the area without disturbing natural habitats. Use of these eco-friendly erosion control solutions preserved the integrity of the riverbanks and minimized disruption to the local ecosystem. Long-Term Environmental Protection. The project’s robust design provided sustainable, long-term flood mitigation that aligns with FEMA floodplain requirements. This resilient new drainage infrastructure not only protects the community from flood risks but also reduces the need for temporary flood control measures, safeguarding the natural landscape from recurring storm damage. The Schultz Creek Drainage Improvements at US Highway 180 CMAR project is a transformative achievement in flood mitigation. Built in response to devastating post- wildfire flooding, this project delivered urgently needed infrastructure to protect the West Flagstaff community, historic and community assets and local ecosystems. Projects in Environmentally Sensitive Areas Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Revitalization and Recycling

Two Design Awards for the Beale Street Streetscape Revitalization CMAR Project

American Council of Engineering Companies of Arizona (ACEC Arizona) Engineering Excellence Awards recognized WSP with two design awards for the Beale Street Streetscape Revitalization CMAR.

The entire CMAR Project showcased exceptional teamwork and innovation between WSP, the City of Kingman, Harrington Planning + Design (HP+D) and **Banicki**. Together, they delivered a comprehensive revitalization of Beale Street while maintaining unimpeded pedestrian and business access throughout all phases of construction.

During preconstruction, Banicki worked tirelessly with WSP, the City of Kingman, HP+D and all utility owners to mitigate major utility relocations. With a project scope that included building façade-to-façade reconstruction, LID tree planters, landscaping, irrigation, architectural concrete and decorative streetlights, we collectively mitigated 90% of utility conflicts during the design phase.


ACEC Arizona
WSP




On-Site Recycling

On many of our sites, we crush the available rock and concrete into usable stone, which eliminates the need to truck in stone from a quarry. All timber and wood chips are hauled to sawmills and paper mills for re-use, and all metal or steel from our demo packages is hauled and recycled as well.




The Sterling Way – 2025 Sustainability Report 42

Plateau (E-Infrastructure Solutions) fleet at a project site The Sterling Way — 2025 Sustainability Report 43 Appendix In This Section 44 About This Report 45 Sterling Internal and External Stakeholders 46 Our Actions and Initiatives 47 SASB Framework: Engineering and Construction Services 48 TCFD Recommended Disclosures 49 Sustainability Reporting Roadmap Introduction Corporate Governance Safety People Planet Appendix

The Sterling Way — 2025 Sustainability Report 44 Introduction Safety Corporate Governance People AppendixPlanet As referenced in the Corporate Governance section of this Sustainability Report, Sterling is committed to operating with full transparency. The public disclosure of the Company’s sustainability initiatives has been prepared based on the standards, frameworks and recommendations mentioned in this report. While certain matters discussed in this report may be significant and relevant to our investors, any significance should not be read as rising to the level of materiality for purposes of complying with the U.S. federal securities laws or the disclosure requirements of the SEC. Cautionary Statement Regarding Forward-Looking Statements This sustainability report contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our plans, projections, expectations, targets, objectives, strategies or goals relating to environmental, social, safety and governance performance, including our commitment to aligning our ESG-related disclosure with established standards, frameworks and recommendations; our approach to lower carbon and reduced emissions; our continuing commitment to safe and reliable operations; and our commitment to human rights. All of these types of statements, other than statements of historical fact included in this sustainability report, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “expect,” “plan,” “strive,” “goal,” “seek,” “intend,” “believe,” “aim,” “potential,” “continue,” the negative of such terms or other comparable terminology. Management cautions all readers that the forward-looking statements contained in this sustainability report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized, or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. About This Report To learn more, please contact: Mary Gonzalez, EdD Head of Strategic Communications and Sustainability 1800 Hughes Landing Blvd, Suite 250 The Woodlands, TX 77380 Tel: 281.214.0777 | info@strlco.com

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Sterling Internal and External Stakeholders

To secure a sustainable future for all, we understand that we must take time to engage our stakeholders. We regularly engage with our stakeholder groups and proactively seek communication opportunities to address concerns, identify needs and develop strategies for greater corporate alignment. Throughout this report are examples of our engagements and below is a summary of stakeholder priorities and a list of corresponding engagements for each stakeholder group.

STAKEHOLDER GROUPS	STAKEHOLDER PRIORITIES	STAKEHOLDER ENGAGEMENT
Shareholders/Investors	• Return on Investment, Financial Stability & Growth • Company Purpose, Mission, Vision, Values & Strategy • Corporate Governance • Material Sourcing • Labor & Talent Management • Workforce Demographics	• Open dialogue with large and small shareholders, including active and passive investors • Engage via conferences, non-deal road shows and sponsored events • Quarterly formal and informal phone calls post-earnings release • Open access to management via phone calls, virtual/in-person meetings and email during window periods • Continued Investor Relations outreach efforts • Host company-sponsored investor events
Employees	• Employee Safety, Health & Well-Being • Employee Retention, Training & Development • Company Culture, Purpose & Values • Community Engagement • Environmental Stewardship • Ethics & Compliance • Workforce Demographics	• Training, career and professional development programs open to all employees • Maintain supportive culture for open formal and informal communications from employees • Monthly and quarterly community involvement • Anonymous and confidential resource for employee concerns and reporting misconduct via the Ethics Line by Lighthouse Services • Quarterly corporate communications to all employees via company email and posted to company intranet site
Customers	• Responsible Material Sourcing • Product Quality & Innovation • Risk Management & Process Governance • Ethics & Compliance • Employee Health & Safety • Customer Intimacy & Responsiveness • Workforce Demographics	• Proactive engagement with customers and suppliers • Regular engagement with customers by business development, project managers, project site supervisors and safety department • Partner with customers to develop custom solutions • Timely responses to customer inquiries and data requests • Direct access to customer service representatives • Collect feedback through communication channels, surveys and reports
Local Communities	• Environmental Stewardship • Volunteerism & Corporate Giving • Education	• Regular communication to keep community stakeholders updated on projects via digital communications and townhalls • Encourage employees to engage with communities and provide paid time off for volunteering efforts • Quarterly corporate volunteering in addition to business unit employee volunteering efforts • Leadership involvement in local communities and service on non-profit boards • Participate in local and national sustainability forums and standard setting information sessions

Sterling continues to perform its internal reviews to understand the material and immaterial climate-related risks and opportunities that are most pertinent to our business activities and to adhere to disclosure principles. This helps promote disclosures that are relevant, specific, clear, consistent, reliable and verifiable. With the increased focus on sustainability-related metrics from stakeholder groups, including investors, Sterling evaluates these metrics and may begin disclosing those that are pertinent to our industry. Some of the metrics are considered immaterial to Sterling and are not currently tracked. However, we will continue to evaluate and expand our reporting and disclosures as appropriate.

The Sterling Way – 2025 Sustainability Report 45

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Our Actions and Initiatives

Sterling invests in equipment and technological advancements and actively engages in scores of sustainability efforts. The table below highlights some of our current actions within this report. As we continue our sustainability reporting roadmap, updates to our initiatives will be provided in future reports.

Segment	Company	Type	Detail
E-Infrastructure Solutions			
	Petillo, Plateau	Technology, Drones	Planet section, Applying Technology To Reduce Environmental Impacts, page 36
	Petillo, Plateau	Sustainable Investments, Fleet	Planet section, Sustainable Investments, page 37
	Plateau	Sustainable Investments	Planet section, Sustainability and Stabilization, page 37
	Petillo, Plateau	Revitalization and Recycling	Planet section, Revitalization and Recycling, On-Site Recycling, page 42
Transportation Solutions			
	RLW, TSC	Technology, Drones	Planet section, Applying Technology To Reduce Environmental Impacts, page 36
	RLW	Clean Water and Sanitation-Related Projects	Planet section, Water treatment projects, page 38
	RLW	Projects in Environmentally Sensitive Areas	Planet section, Minimizing disruption to stakeholders and impact to ecosystems in environmentally sensitive areas, pages 39, 40
	Banicki	Emergency Flood Control	Planet section, Projects in Environmentally Sensitive Areas, page 41
Building Solutions			
	Tealstone	Measures To Protect the Environment	Planet section, Measures To Protect the Environment, page 37

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

SASB Framework: Engineering and Construction Services

TOPIC	ACCOUNTING METRIC	CATEGORY	UNIT OF MEASURE	CODIFIED METRIC CODE	DISCLOSURE
Environmental Impacts of Project Development	Number of incidents of non-compliance with environmental permits, standards and regulations	Quantitative	Number	IF-EN-160a.1	Management is reviewing the reporting efforts for disclosure of such information in the future.
	Discussion of processes to assess and manage environmental risks associated with project design, siting and construction	Discussion and Analysis	N/A	IF-EN-160a.2	Management is reviewing the reporting efforts for disclosure of such information in the future. See Sterling's Proxy Statement, Board's Role in Oversight of Risk Management section.
Structural Integrity & Safety	Amount of defect- and safety-related rework costs	Quantitative	Reporting Currency	IF-EN-250a.1	N/A - Currently not tracked by Sterling.
	Total amount of monetary losses as a result of legal proceedings associated with defect- and safety-related incidents	Quantitative	Reporting Currency	IF-EN-250a.2	N/A - Currently not disclosed by Sterling.
Workforce Health & Safety	(1) Total recordable injury incident rate (TRIR) and (2) fatality rate for (a) direct employees and (b) contract employees	Quantitative	Rate	IF-EN-320a.1	See Sterling's Safe and Sound program detail on page 20.
Life Cycle Impacts of Buildings & Infrastructure	Number of (1) commissioned projects certified to a third-party multi-attribute sustainability standard and (2) active projects seeking such certification	Quantitative	Number	IF-EN-410a.1	Data not currently available. Management is reviewing the reporting efforts for disclosure of such information in the future. Management is not aware of project owners seeking such certification.
	Discussion of process to incorporate operational-phase energy and water efficiency considerations into project planning and design	Discussion and Analysis	N/A	IF-EN-410a.2	See Planet section beginning on page 34.
Climate Impacts of Business Mix Currency	Amount of backlog for (1) hydrocarbon-related projects and (2) renewable energy projects	Quantitative	Reporting Currency	IF-EN-410b.1	Sterling provides services for companies in the renewable energy space. Management is reviewing the reporting efforts for disclosure of such information in the future.
	Amount of backlog cancellations associated with hydrocarbon-related projects	Quantitative	Reporting Currency	IF-EN-410b.2	N/A
	Amount of backlog for non-energy projects associated with climate change mitigation	Quantitative	Reporting Currency	IF-EN-410b.3	Sterling provides services for companies associated with climate change mitigation. Management is reviewing the reporting efforts for disclosure of such information in the future.
Business Ethics	(1) Number of active projects and (2) backlog in countries that have the 20 lowest rankings in Transparency International's Corruption Perception Index	Quantitative	Number, Reporting Currency	IF-EN-510a.1 IF-EN:01	Sterling does not operate outside of the U.S.
	Total amount of monetary losses as a result of legal proceedings and regulatory fines and settlements associated with charges of (1) bribery or corruption and (2) anti-competitive practices	Quantitative	Reporting Currency	IF-EN-510a.2 IF-EN:01	There are no pending legal matters reasonably expected to have a material adverse impact on Sterling's Consolidated Results of Operations or Financial Position.
	Description of policies and practices for prevention of (1) bribery or corruption and (2) anti-competitive behavior in the project bidding processes	Discussion and Analysis	N/A	IF-EN-510a.3	See Sterling's Code of Business Conduct link on page 16.
Number of Active Projects		Quantitative	Number	IF-EN-000.A	For year ended December 31, 2024, see fourth quarter and full year 2024 Presentation Slides dated February 26, 2025.
Number of Commissioned Projects		Quantitative	Number	IF-EN-000.B	For year ended December 31, 2024, see backlog detail in 2024 Form 10-K.
Total Backlog		Quantitative	Reporting Currency	IF-EN-000.C	For year ended December 31, 2024, see backlog detail in 2024 Form 10-K.

Sterling continues to monitor sustainability reporting frameworks, including amendments to the SASB Standards by the International Sustainability Standards Board (ISSB). We expect to continue the implementation of the significant recommendations as we progress through our sustainability reporting roadmap.

The Sterling Way – 2025 Sustainability Report 47

The Sterling Way — 2025 Sustainability Report 48 DISCLOSURE REFERENCE Governance + Describe the Board’s oversight of climate-related risks and opportunities Proxy Statement, Board’s Role in Oversight of Risk Management section The Sterling Way — 2025 Sustainability Report, Corporate Governance section beginning on page 15 Sterling website, Corporate Governance + Describe management’s role in assessing and managing climate-related risks and opportunities Proxy Statement, Board’s Role in Oversight of Risk Management section The Sterling Way — 2025 Sustainability Report, Corporate Governance section beginning on page 15 Sterling website, Corporate Governance Strategy + Describe the climate-related risks and opportunities the organization has identified over the short, medium and long term Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Describe the impact of climate-related risks and opportunities on the organization’s businesses, strategy and financial planning Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 Risk Management + Describe the organization’s processes for identifying and assessing climate-related risks General reference in 2024 Annual Report, Item 1A. Risk Factors section Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Describe the organization’s processes for managing climate-related risks General reference in 2024 Annual Report, Item 1A. Risk Factors section Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Describe how processes for identifying, assessing and managing climate-related risks are integrated into the organization’s overall risk management Proxy Statement, Board’s Role in Oversight of Risk Management section The Sterling Way — 2025 Sustainability Report, Corporate Governance section bewginning on page 15 Metrics and Targets + Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk management process The Sterling Way — 2025 Sustainability Report, Corporate Governance section beginning on page 15 Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Disclose Scope 1, Scope 2 and, if appropriate, Scope 3 greenhouse gas (GHG) emissions and the related risks Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 + Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets Future disclosure as described in The Sterling Way — 2025 Sustainability Report, Sustainability Reporting Roadmap on page 49 TCFD Recommended Disclosures Sterling continues to monitor sustainability reporting frameworks, including recommendations to evaluate and disclose climate-related information. This includes the incorporation of the TCFD recommendations into the ISSB’s Standards by the Financial Stability Board. We expect to continue the implementation of the significant recommendations as we progress through our sustainability reporting roadmap. Introduction Safety Corporate Governance People AppendixPlanet

100% 75% 50% 25% 0% Total Sterling 100% 75% 50% 25% 0% Total Equipment by Tier Tier 4Tier 3Pre-emissions fleet E-Infrastructure Solutions 63% 67% 70% 27% 27% 25% 10% 6% 5% 2022 2023 2024 Total Equipment by Tier Tier 4Tier 3Pre-emissions fleet 60% 64% 65% 25% 25% 25% 15% 10%11% 2022 2023 2024 The Sterling Way — 2025 Sustainability Report 49 Sustainability Reporting Roadmap Through our strategic initiative to expand into adjacent markets, Sterling has implemented a strategy to pursue growth through the acquisition of companies and assets. We have completed several acquisitions and plan to consider strategic acquisitions in the future. For more information, read our latest Annual Report to shareholders or visit our website at strlco.com. With the strategic movements and acquisitions, concentrated efforts to streamline reporting efforts have been underway. Some examples of these efforts include the integration of operations, systems, policies, procedures and platforms. Sterling continues to perform internal reviews to evaluate and disclose climate-related information. We continue to explore ways to enhance sustainability disclosures that are relevant to our business and meaningful to our stakeholders. We also continually seek ways to provide greater transparency in our sustainability reporting roadmap. The roadmap below illustrates the steps considered to effectively establish a baseline to accurately report on our sustainability efforts, including those related to climate-related risks and opportunities. As depicted, this is an ongoing, methodical process that takes time and cycles through considerable factors. As we move through the roadmap and our sustainability program matures further, additional disclosures applicable to our industry will be provided. Connect Align Data, People and Process Assess Perform Gap Analysis Collect Collect and Organize Data Report Generate Reporting and Deliverables Unstructured Data Qualitative + Quantitative Structured Data Data Availability Integration Internal Controls Templates Dashboards Financial Reporting Annual Report Sustainability Report Performance Tracking Current Phase Planned Roadmap One of the many ways we assess our carbon footprint is through a comprehensive review of fleet and equipment data. As we move through our sustainability reporting roadmap, additional granularity in our disclosures and reporting will be provided as structured data becomes available. The development of a transition plan includes sustainable investments to enhance our fleet decarbonization efforts. Some examples are provided throughout this report, and we will continue to update our endeavors and progress. Current estimated equipment data is presented in the charts below. The following provides background for Sterling’s corporate initiatives and our sustainability report efforts currently in development. Introduction Safety Corporate Governance People AppendixPlanet